(n)(1)(i)

AMENDED SCHEDULE A

to the

SIXTH AMENDED AND RESTATED

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

for

ING MUTUAL FUNDS

Funds	Classes of Shares
	A	B	C	I	O	R	W
ING Diversified International Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö
ING Emerging Countries Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö
ING Emerging Markets Equity Fund	Ö	N/A	Ö	Ö	N/A	Ö	Ö
ING Global Bond Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö
ING Global Equity Dividend Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö
ING Global Natural Resources Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö
ING Global Opportunities Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö
ING Global Real Estate Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö
ING Global Value Choice Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö
ING Greater China Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö
ING Index Plus International Equity Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö
ING International Capital Appreciation Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö
ING International Core Fund	N/A	N/A	N/A	Ö	N/A	N/A	N/A
ING International Growth Fund	N/A	N/A	N/A	Ö	N/A	N/A	N/A
ING International Real Estate Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö
ING International SmallCap Multi-Manager Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö
ING International Value Choice Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö
ING Russia Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö

Last Approved: September 8, 2011

Last Amended: September 8, 2011 to add ING Emerging Markets Equity Fund.